UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         September 14, 2011

AMREP Corporation
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2011, the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”) adopted an incentive compensation plan (the “Plan”) for the Company’s fiscal year ending April 30, 2012 (“fiscal 2012”), for Michael P. Duloc, the Chief Executive Officer of the Company’s Media Services businesses.  Mr. Duloc is the son-in-law of Nicholas G. Karabots, the Company’s controlling shareholder, Vice Chairman of its Board of Directors and Chairman of the Committee.  Mr. Karabots did not participate in the Committee’s vote to adopt the Plan.

Under the terms of the Plan, Mr. Duloc will be entitled to earn a cash bonus beyond his regular salary based upon the Company’s Media Services businesses achieving certain levels of net revenue, adjusted to eliminate certain items (“Adjusted Revenue”), and earnings before interest and taxes, subject to certain adjustments (“Adjusted EBIT”) for fiscal 2012.  The amount of the bonus, if any is earned, will vary based on the actual Adjusted Revenue and Adjusted EBIT achieved for fiscal 2012 as compared to certain “Minimum” and “Goal” amounts set forth in the Plan.  The amount of the bonus will equal the sum of the results of the items in the Bonus Amount column in the table below.

Fiscal 2012 Results	Bonus Amount
Adjusted Revenue up to the Adjusted Revenue Goal	$19.92 for each $10,000 by which Adjusted Revenue exceeds the Adjusted Revenue Minimum ($12,500 if Adjusted Revenue is at least equal to the Adjusted Revenue Goal).

Adjusted Revenue in excess of the Adjusted Revenue Goal	$3.895 if Adjusted EBIT is at least equal to the Adjusted EBIT Minimum, or $1.298 if it is not, for each $10,000 by which Adjusted Revenue exceeds the Adjusted Revenue Goal.

Adjusted EBIT up to the Adjusted EBIT Goal	$170.99 for each $10,000 by which Adjusted EBIT exceeds the Adjusted EBIT Minimum ($37,500 if Adjusted EBIT is at least equal to the Adjusted EBIT Goal).

Adjusted EBIT in excess of the Adjusted EBIT Goal	$102.58 if Adjusted Revenue is at least equal to the Adjusted Revenue Minimum, or $34.19 if it is not, for each $10,000 by which Adjusted EBIT exceeds the Adjusted EBIT Goal.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of the Company was held on September 14, 2011.

At the meeting, shareholders holding an aggregate of 5,148,256 shares of Common Stock, par value $.10, of the Company out of a total of 5,996,212 shares outstanding and entitled to vote, were present in person or represented by proxy.

At the meeting, the following named persons were reelected directors of the Company in Class III by the final votes set forth opposite their names, to hold office until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualified:

Name	Votes For	Votes Withheld
Nicholas G. Karabots	4,848,213	300,043
Albert V. Russo	5,119,798	28,458

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2011
AMREP Corporation
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer